UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2006

AMERICAN STATES WATER COMPANY

(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd.
San Dimas, California		91773
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

GOLDEN STATE WATER COMPANY

(Exact name of registrant as specified in its charter)

California	001-12008	95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd.
San Dimas, California		91773
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirement of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On November 10, 2006, the Board of Directors approved an amendment to the adjustment provisions of its 2000 Stock Incentive Plan and 2003 Non-Employee Directors Stock Plan to clarify that equitable and proportionate adjustments of awards made under each of these Plans is required in the event of an equity restructuring, such as a stock split or a stock dividend, to the extent required to preclude the enlargement or dilution of rights or benefits granted under the terms of each of these Plans.

The Board of Directors also authorized this Corporation to enter into indemnification agreements in the form previously approved by the Board of Directors with persons serving as executive officers and directors of subsidiaries of American States Utility Services, Inc.

Section 9 – Financial Statement and Exhibits

Item 9.01.              Financial Statements and Exhibits

Exhibit No.	Description

10.1	2003 Non-Employee Directors Stock Plan, as amended through November 10, 2006

10.2	2000 Stock Incentive Plan, as amended through November 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY

Date: November 15, 2006	/s/ Robert J. Sprowls
Robert J. Sprowls Sr. Vice President, Chief Financial Officer, Treasurer and Corporate Secretary